Exhibit 10(a)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated February 17, 2006, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio and (2) dated February 3, 2006, with respect to the Western Reserve Life Separate Account VA U, which is available for investment by contract owners of WRL Freedom Premier III Variable Annuity, included in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4 No. 333-108525) under the Securities Act of 1933 and related Prospectus of WRL Freedom Premier III Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 24, 2006